Exhibit 4.2

1+1 Industry Canada Industria Canada Date orAmendment (Y_,Y.,..,.Y,..,.Y,...,.&...M,...,.,M... -DD) Canada Certificate of Amendment Certificat de modification Canada Business Corporations Act Lol canadlenne sur les socletes par actions AETERNA ZENTARIS INC. Corporate n11111c I Denomination sociale 264271-9 Corporation number I Numero de societe I HEREBY CERTIFY that the articles of the JE CERTIFIE que les statuts de Ia societe above named corporation are amended under susmentionnee sont modifies aux termes de section 178 of the Canada Business !'article 178 de Ia Loi canadienne sur les Corporations Act as set out in the attached socifltes par actions, tel qu'il est indique dans les articles of amendment. clauses modificatrices ci jointes. Marcie Girouard Director I Direcleur 2012-10-02 Date de modification (AAAA-MM-JJ)

Industry Canada — Industrie Canada
Corporations Canada — Corporations Canada

Form 4

Articles of Amendment

*(Section 27 or 177 of the **Canada Business Corporations Act (CBCA)**)*

Instructions

[3] Any changes in the articles of the corporation must be made in accordance with section 27 or 177 of the CBCA.

A: If an amendment involves a change of corporate name (including the addition of the English or French version of the corporate name), the new name must comply with sections 10 and 12 of the CBCA as well as part 2 of the regulations, and the Articles of Amendment must be accompanied by a Canada-biased NUANS® search report dated not more than ninety (90) days prior to the receipt of the articles by Corporations Canada. A numbered name may be assigned under subsection 11(2) of the CBCA without a NUANS® search.

D: Any other amendments must correspond to the paragraphs and subparagraphs referenced in the articles being amended. If the space available is insufficient, please attach a schedule to the form.

[4] Declaration

This form must be signed by a director or an officer of the corporation (subsection 262(2) of the CBCA).

General

The information you provide in this document is collected under the authority of the CBCA and will be stored in personal information bank number IC/PPU-049. Personal information that you provide is protected under the provisions of the *Privacy Act*. However, public disclosure pursuant to section 266 of the CBCA is permitted under the *Privacy Act*.

If you require more information, please consult our website at www.corporationscanada.ic.gc.ca or contact us at 613-941-9042 (Ottawa region), toll-free at 1-866-333-5556 or by email at corporationscanada@ic.gc.ca.

Prescribed Fees

- Corporations Canada Online Filing Centre: $200
- By mail or fax: $200 paid by cheque payable to the Receiver General for Canada or by credit card (American Express®, MasterCard® or Visa®).

Important Reminders

Changes of registered office address and/or mailing address:
Complete and file Change of Registered Office Address (Form 3).

Changes of directors or changes of a director's address:
Complete and file Changes Regarding Directors (Form 6).

These forms can be filed electronically, by mail or by fax free of charge.

File documents online:
Corporations Canada Online Filing Centre:
www.corporationscanada.ic.gc.ca

Or send documents by mail:
Director General,
Corporations Canada
Jean Edmonds Tower South
9th Floor
365 Laurier Ave. West
Ottawa ON K1A 0C8

By Facsimile:
613-941-0999

1 Corporation name

AETERNA ZENTARIS INC.

2 Corporation number

264271-9

3 The articles are amended as follows:
(Please note that more than one section can be filled out)

A: The corporation changes its name to:

B: The corporation changes the province or territory in Canada where the registered office is situated to:
(Do not indicate the full address)

C: The corporation changes the minimum and/or maximum number of directors to:
(For a fixed number of directors, please indicate the same number in both the minimum and maximum options)

minimum: **maximum:**

D: Other changes: (e.g., to the classes of shares, to restrictions on share transfers, to restrictions on the businesses of the corporation or to any other provisions that are permitted by the CBCA to be set out in the Articles) **Please specify.**

The issued and outstanding common shares in the capital of the Corporation (each, a Common Share) are hereby consolidated on the basis of one (1) post-consolidation Common Share for each six (6) pre-consolidation Common Shares.

No fractional Common Shares shall be issued upon the consolidation of the issued and outstanding Common Shares in accordance with the foregoing. All new Common Shares to be issued upon the issuance of the Certificate of Amendment shall be rounded down to the nearest whole number of Common Shares and all fractional Common Shares to which a registered shareholder would otherwise become entitled as a result of the consolidation will be aggregated and sold by the Corporation's transfer agent and registrar on the market, with the net proceeds therefrom being proportionately distributed to registered shareholders.

4 Declaration

I hereby certify that I am a director or an officer of the corporation.

Denis Turpin
Signature

Dennis Turpin
Print name

(418) 652 8535 x242
Telephone number

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Canada

IC 3069 (2008/12)

E-MAIL
2012-10-02
11:30